     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1998


                                                      REGISTRATION NO. 333-48559
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                         STAR TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          4813                  77-0362681
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101
                                 (805) 899-1962

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                                 KELLY D. ENOS
                            CHIEF FINANCIAL OFFICER
                         STAR TELECOMMUNICATIONS, INC.
                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101
                                 (805) 899-1962

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

      TIMOTHY F. SYLVESTER, ESQ.                     NEIL WOLFF, ESQ.
          Riordan & McKinzie                Wilson Sonsini Goodrich & Rosati,
  300 South Grand Avenue, 29th Floor             Professional Corporation
    Los Angeles, California 90071                   650 Page Mill Road
            (213) 629-4824                   Palo Alto, California 94304-1050
                                                      (650) 493-9300

                           --------------------------


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
                                NOT APPLICABLE.


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fees and the Nasdaq Stock Market listing fee.


SEC Registration fee............................................  $  48,002
NASD fee........................................................  $  18,564
Nasdaq National Market listing fee..............................  $  17,500
Printing and engraving expenses.................................  $ 125,000
Legal fees and expenses.........................................  $ 250,000
Accounting fees and expenses....................................  $ 175,000
Blue sky fees and expenses......................................  $  20,000
Transfer agent fees.............................................  $   5,000
Miscellaneous fees and expenses.................................  $ 840,934
                                                                  ---------
  Total.........................................................  $1,500,000
                                                                  ---------
                                                                  ---------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered or will enter into Indemnification Agreements with its officers and directors that provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is made to Section 7 of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Since inception, the Company has issued and sold the following unregistered securities, which amounts have been adjusted to reflect the Stock Split:

        1. On March 10, 1998, the Registrant issued 1,353,000 shares of its Common Stock in exchange for all of the outstanding capital stock of T-One Corp. in a transaction valued at $25,080,000.

        2. On November 30, 1997, the Registrant issued 849,298 shares of Common Stock in exchange for all of the outstanding capital stock of LD Services, Inc. in a transaction valued at approximately $13,930,569.

        3. As of March 31, 1997, the Registrant had issued 18,450,000 shares of Common Stock pursuant to direct issuances to employees in consideration for services and advances provided by such employees for an aggregate purchase price of approximately $1,103,000.

        4. On February 23, 1996, the Registrant issued and sold 2,049,979 shares of Common Stock to a group of six investors for an aggregate purchase price of $1,500,000.00.

        5. On July 12, 1996, the Registrant issued and sold 1,874,532 shares of Common Stock to Gotel Investments Ltd. for an aggregate purchase price of $4,068,651.00.

        6. On July 25, 1996, the Registrant issued and sold 2,802,446 shares of Series A Preferred Stock to a group of twenty-two investors for an aggregate purchase price of $7,500,003.51.

        7. Since inception from time to time, as of February 28, 1998, the Registrant has granted to employees, directors and consultants options to purchase an aggregate of approximately 4,798,000 shares of Common Stock pursuant to stock option agreements and the Registrant's stock option plans.

    The sales and issuances described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof, as transactions by an issuer not involving any public offering, or in reliance upon the exemption from registration provided by Rule 701 promulgated under the Securities Act. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS.

    The following Exhibits are attached hereto and incorporated herein by reference.


 EXHIBIT
  NUMBER                                           DESCRIPTION OF DOCUMENT
----------  ------------------------------------------------------------------------------------------------------
   1.1      Underwriting Agreement.

   2.1*     Amended and Restated Stock Acquisition Agreement and Plan of Merger dated as of November 30, 1997 by and among the Registrant, Big Dave's Acquisition Corp., LCCR, Inc., and the shareholders listed on the signature page thereto.

   2.2**    Agreement and Plan of Merger dated as of November 19, 1997 by and among the Registrant, IIWII Corp.
            and United Digital Network, Inc. (the "UDN Merger Agreement").

   2.3**    First Amendment to the UDN Merger Agreement dated as of January 30, 1998.

 EXHIBIT
  NUMBER                                           DESCRIPTION OF DOCUMENT
----------  ------------------------------------------------------------------------------------------------------
   2.4**    Stock Purchase Agreement dated as of January 26, 1998 by and among the Registrant, T-One Corp. and
            Taha Mikati, as amended.

   3.1**    Amended and Restated Certificate of Incorporation of the Registrant.

   3.2**    Bylaws of the Registrant.

   4.1+++   Specimen Common Stock certificate.

   4.2+     Registration Rights Agreement, dated September 24, 1996, between the Registrant and the investors named therein.

   4.3+     Registration Rights Agreement, dated July 12, 1996, between the Registrant and the investor named therein.

   4.4+     Investor Rights Agreement dated July 25, 1996, between the Registrant and the investors named therein.

   4.5*     Registration Rights Agreement dated as of November 30, 1997 by and among the Company and the shareholders listed on the signature page thereto.

   4.6**    Registration Rights Agreement dated as of March 10, 1998 between the Registrant and Taha Mikati.

   5.1      Opinion of Riordan & McKinzie, a Professional Law Corporation.

  10.1+     Form of Indemnification Agreement.

  10.2+     1996 Amended and Restated Stock Incentive Plan.

  10.3+     1996 Outside Director Nonstatutory Stock Option Plan.

  10.4++    1997 Omnibus Stock Incentive Plan.

  10.5+     Employment Agreement between the Registrant and Mary Casey dated July 14, 1995, as amended.

  10.6+     Employment Agreement between the Registrant and Kelly Enos dated December 2, 1996.

  10.7+     Employment Agreement between the Registrant and David Vaun Crumly dated January 1, 1996.

  10.8+     Employment Agreement between the Registrant and James Kolsrud dated December 18, 1996.

  10.9+     Consulting Agreement between the Registrant and Gordon Hutchins, Jr. dated May 1, 1996.

  10.10+    Nonstatutory Stock Option Agreement between the Registrant and Gordon Hutchins, Jr. dated May 15,
            1996.

  10.11+    Free Standing Commercial Building Lease between the Registrant and Thomas M. Spear, as receiver for De
            La Guerra Court Investments, dated for reference purposes as of March 1, 1996.

  10.12+    Standard Office Lease--Gross between the Registrant and De La Guerra Partners, L.P. dated for reference purposes as of July 9, 1996.

  10.13+    Office Lease between the Registrant and WHUB Real Estate Limited Partnership dated June 28, 1996, as amended.

  10.14+    Standard Form of Office Lease between the Registrant and Hudson Telegraph Associates dated February
            28, 1996.

  10.15+    Agreement for Lease between the Registrant and Telehouse International Corporation of Europe Limited
            dated July 16, 1996.

 EXHIBIT
  NUMBER                                           DESCRIPTION OF DOCUMENT
----------  ------------------------------------------------------------------------------------------------------
  10.16+    Sublease between the Registrant and Borton, Petrini & Conron dated March 20, 1994, as amended.

  10.17+    Office Lease between the Registrant and One Wilshire Arcade Imperial, Ltd. dated June 28, 1996.

  10.18+    Lease Agreement between the Registrant and Telecommunications Finance Group dated April 6, 1995.

  10.19+    Lease Agreement between the Registrant and Telecommunications Finance Group dated January 3, 1996, as amended.

  10.20++   Master Lease Agreement between the Registrant and NTFC Capital Corporation dated December 20, 1996.

  10.21+    Variable Rate Installment Note between the Registrant and Metrobank dated October 4, 1996.

  10.22+    Assignment of Purchase Order and Security Interest between the Registrant and DSC Finance Corporation dated January 1, 1996.

  10.23++   Line of Credit Promissory Note between the Registrant and Christopher E. Edgecomb dated November 7,
            1996, as amended.

  10.24++   Office Lease Agreement between the Registrant and Beverly Hills Center LLC effective as of April 1,
            1997.

  10.25**   Credit Agreement dated as of September 30, 1997 among the Registrant, the financial institutions party thereto and Sanwa Bank California, as amended.

  10.26**   Office Lease between the Registrant, Hudson Telegraph Associates and American Communications Corp., as
            amended.

  10.27**   Amendment Number Three to Employment Agreement between the Registrant and Mary A. Casey dated as of
            July 1, 1997.

  10.28**   Amendment Number One to Employment Agreement between the Registrant and Kelly D. Enos dated as of
            November 12, 1997.

  10.29**   Amendment Number One to First Restatement of Employment Agreement between the Registrant and James
            Kolsrud dated as of June 16, 1997.

  10.30**   Amendment Number One to Employment Agreement between the Registrant and David Vaun Crumly dated as of
            November 11, 1997.

  10.31**   First Amendment to Amended and Restated 1996 Stock Incentive Plan.

  10.32***  Agreement dated as of December 1, 1997 between the Registrant and Nortel Dasa Network Systems GmbH &
            Co. KG.

  10.33**   Leasing Agreement between the Registrant and Nortel Dasa Network Systems GmbH & Co. KG.

  10.34**   Guarantee Agreement between the Registrant and Nortel Dasa Network Systems GmbH & Co. KG.

  10.35**   Note and Security Agreement dated as of December 18, 1997 between the Registrant and NationsBanc
            Leasing Corporation.

  10.36**   Amendment of Lease dated as of September 30, 1997 between the Registrant and Hudson Telegraph
            (reference is hereby made to Exhibit 10.14).

  10.37     Intentionally omitted.

 EXHIBIT
  NUMBER                                           DESCRIPTION OF DOCUMENT
----------  ------------------------------------------------------------------------------------------------------
  10.38**   Lease Agreement dated July 29, 1996 between the Registrant and Telecommunications Finance Group.

  10.39**   Promissory Note issued by Christopher E. Edgecomb in favor of the Registrant dated November 26, 1997.

  10.40**   Stock Pledge Agreement dated November 26, 1997 between the Registrant and Christopher E. Edgecomb.

  10.41**   Commercial Lease dated October 31, 1997 between the Registrant and Prinzenpark GbR.

  10.42**   Commercial Lease dated October 9, 1997 between the Registrant and WSL Weststadt Liegenschafts GmbH.

  10.43**   Office Lease between the Registrant and Airport-Center KGHP Gewerbeban GmbH & Cie.

  10.44**   Lease dated November 19, 1997 between the Registrant and DIFA Deutsche Immobilien Fonds
            Aktiengesellschaft.

  21.1***   Subsidiaries of the Registrant.

  23.1      Consent of Arthur Andersen LLP, Independent Accountants.

  23.2      Consent of Riordan & McKinzie (contained in Exhibit 5.1).

  24.1**    Power of Attorney.

  27.1**    Financial Data Schedule.

------------------------

  + Filed as an exhibit to the Company's Registration Statement on Form S-1
    (Registration No. 333-21325) on February 7, 1997 and incorporated by reference herein.

 ++ Filed as an exhibit to Amendment No. 1 to the Company's Registration
    Statement on Form S-1 (Registration No. 333-21325) on May 16, 1997 and incorporated by reference herein.

+++ Filed as an exhibit to Amendment No. 2 to the Company's Registration
    Statement on Form S-1 (Registration No. 333-21325) on May 29, 1997 and incorporated by reference herein.

  * Filed on December 15, 1997 as an exhibit to the Company's Current Report on Form 8-K (File No. 000-22581) and incorporated by reference herein.

 ** Filed as an exhibit to the Company's Registration Statement on Form S-1
    (Registration No. 333-48559) on March 24, 1998 and incorporated by reference herein.

 ***Filed as an exhibit to the Company's Annual Report on Form 10-K (File No.
    000-22581) on March 31, 1998 and incorporated by reference herein.

    (B) FINANCIAL STATEMENT SCHEDULES

    Schedule II--Valuation and Qualifying Accounts.

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1. to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on this 30th day of April, 1998.


                                STAR TELECOMMUNICATIONS, INC.

                                By:              /s/ KELLY D. ENOS
                                     -----------------------------------------
                                                   Kelly D. Enos
                                              Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              *                 Chief Executive Officer
------------------------------    and Director (Principal     April 30, 1998
   Christopher E. Edgecomb        Executive Officer)

              *
------------------------------  President and Director        April 30, 1998
        Mary A. Casey

      /s/ KELLY D. ENOS         Chief Financial Officer
------------------------------    (Principal Financial and    April 30, 1998
        Kelly D. Enos             Accounting Officer)

              *
------------------------------  Director                      April 30, 1998
     Gordon Hutchins, Jr.

              *
------------------------------  Director                      April 30, 1998
       John R. Snedegar

              *
------------------------------  Director                      April 30, 1998
        Mark Gershien



*By:      /s/ KELLY D. ENOS
      -------------------------
            Kelly D. Enos
          ATTORNEY-IN-FACT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To STAR Telecommunications, Inc. and Subsidiaries:

    We have audited in accordance with generally accepted auditing standards the consolidated financial statements of STAR Telecommunications, Inc. and Subsidiaries, included in this registration statement and have issued our report thereon dated February 12, 1998. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule of valuation and qualifying accounts is the responsibility of the Company's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
February 12, 1998

                                                                     SCHEDULE II

                         STAR TELECOMMUNICATIONS, INC.
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                                                   BALANCE AT                            BALANCE AT
                                                                    BEGINNING                              END OF
                                                                    OF PERIOD    PROVISION   WRITE-OFF     PERIOD
                                                                   -----------  -----------  ----------  -----------
                                                                                    (IN THOUSANDS)
Allowance for doubtful accounts
  1995...........................................................   $      81    $     217   $   --       $     298
  1996...........................................................   $     298    $  15,753   $   (9,849)  $   6,202
  1997...........................................................   $   6,202    $   7,695   $   (6,152)  $   7,745
Deferred tax asset valuation allowance
  1995...........................................................   $  --        $      30   $   --       $      30
  1996...........................................................   $      30    $   2,854   $   --       $   2,884
  1997...........................................................   $   2,884    $  (1,201)  $   --       $   1,683
Note Receivable
  1997...........................................................   $  --        $   2,500   $   --       $   2,500

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                SEQUENTIALLY
  NUMBER                                    DESCRIPTION OF DOCUMENT                                     NUMBERED PAGE
----------  ----------------------------------------------------------------------------------------  -----------------
   1.1      Underwriting Agreement.

   2.1*     Amended and Restated Stock Acquisition Agreement and Plan of Merger dated as of November
            30, 1997 by and among the Registrant, Big Dave's Acquisition Corp., LCCR, Inc., and the
            shareholders listed on the signature page thereto.

   2.2**    Agreement and Plan of Merger dated as of November 19, 1997 by and among the Registrant,
            IIWII Corp. and United Digital Network, Inc. (the "UDN Merger Agreement").

   2.3**    First Amendment to the UDN Merger Agreement dated as of January 30, 1998.

   2.4**    Stock Purchase Agreement dated as of January 26, 1998 by and among the Registrant, T-One
            Corp. and Taha Mikati, as amended.

   3.1**    Amended and Restated Certificate of Incorporation of the Registrant.

   3.2**    Bylaws of the Registrant.

   4.1+++   Specimen Common Stock certificate.

   4.2+     Registration Rights Agreement, dated September 24, 1996, between the Registrant and the investors named therein.

   4.3+     Registration Rights Agreement, dated July 12, 1996, between the Registrant and the investor named therein.

   4.4+     Investor Rights Agreement dated July 25, 1996, between the Registrant and the investors named therein.

   4.5*     Registration Rights Agreement dated as of November 30, 1997 by and among the Company and the shareholders listed on the signature page thereto.

   4.6**    Registration Rights Agreement dated as of March 10, 1998 between the Registrant and Taha
            Mikati.

   5.1      Opinion of Riordan & McKinzie, a Professional Law Corporation.

  10.l+     Form of Indemnification Agreement.

  10.2+     1996 Amended and Restated Stock Incentive Plan.

  10.3+     1996 Outside Director Nonstatutory Stock Option Plan.

  10.4++    1997 Omnibus Stock Incentive Plan.

  10.5+     Employment Agreement between the Registrant and Mary Casey dated July 14, 1995, as amended.

  10.6+     Employment Agreement between the Registrant and Kelly Enos dated December 2, 1996.

  10.7+     Employment Agreement between the Registrant and David Vaun Crumly dated January 1, 1996.

  10.8+     Employment Agreement between the Registrant and James Kolsrud dated December 18, 1996.

  10.9+     Consulting Agreement between the Registrant and Gordon Hutchins, Jr. dated May 1, 1996.

  10.10+    Nonstatutory Stock Option Agreement between the Registrant and Gordon Hutchins, Jr.
            dated May 15, 1996.

 EXHIBIT                                                                                                SEQUENTIALLY
  NUMBER                                    DESCRIPTION OF DOCUMENT                                     NUMBERED PAGE
----------  ----------------------------------------------------------------------------------------  -----------------
  10.11+    Free Standing Commercial Building Lease between the Registrant and Thomas M. Spear, as receiver for De La Guerra Court Investments, dated for reference purposes as of March 1,
            1996.

  10.12+    Standard Office Lease--Gross between the Registrant and De La Guerra Partners, L.P.
            dated for reference purposes as of July 9, 1996.

  10.13+    Office Lease between the Registrant and WHUB Real Estate Limited Partnership dated June
            28, 1996, as amended.

  10.14+    Standard Form of Office Lease between the Registrant and Hudson Telegraph Associates dated February 28, 1996.

  10.15+    Agreement for Lease between the Registrant and Telehouse International Corporation of
            Europe Limited dated July 16, 1996.

  10.16+    Sublease between the Registrant and Borton, Petrini & Conron dated March 20, 1994, as amended.

  10.17+    Office Lease between the Registrant and One Wilshire Arcade Imperial, Ltd. dated June
            28, 1996.

  10.18+    Lease Agreement between the Registrant and Telecommunications Finance Group dated April
            6, 1995.

  10.19+    Lease Agreement between the Registrant and Telecommunications Finance Group dated
            January 3, 1996, as amended.

  10.20++   Master Lease Agreement between the Registrant and NTFC Capital Corporation dated
            December 20, 1996.

  10.21+    Variable Rate Installment Note between the Registrant and Metrobank dated October 4,
            1996.

  10.22+    Assignment of Purchase Order and Security Interest between the Registrant and DSC
            Finance Corporation dated January 1, 1996.

  10.23++   Line of Credit Promissory Note between the Registrant and Christopher E. Edgecomb dated
            November 7, 1996, as amended.

  10.24++   Office Lease Agreement between the Registrant and Beverly Hills Center LLC effective as of April 1, 1997.

  10.25**   Credit Agreement dated as of September 30, 1997 among the Registrant, the financial institutions party thereto and Sanwa Bank California, as amended.

  10.26**   Office Lease between the Registrant, Hudson Telegraph Associates and American
            Communications Corp., as amended.

  10.27**   Amendment Number Three to Employment Agreement between the Registrant and Mary A. Casey dated as of July 1, 1997.

  10.28**   Amendment Number One to Employment Agreement between the Registrant and Kelly D. Enos dated as of November 12, 1997.

  10.29**   Amendment Number One to First Restatement of Employment Agreement between the Registrant and James Kolsrud dated as of June 16, 1997.

  10.30**   Amendment Number One to Employment Agreement between the Registrant and David Vaun
            Crumly dated as of November 11, 1997.

  10.31**   First Amendment to Amended and Restated 1996 Stock Incentive Plan.

  10.32***  Agreement dated as of December 1, 1997 between the Registrant and Nortel Dasa Network
            Systems GmbH & Co. KG.

 EXHIBIT                                                                                                SEQUENTIALLY
  NUMBER                                    DESCRIPTION OF DOCUMENT                                     NUMBERED PAGE
----------  ----------------------------------------------------------------------------------------  -----------------
  10.33**   Leasing Agreement between the Registrant and Nortel Dasa Network Systems GmbH & Co. KG.

  10.34**   Guarantee Agreement between the Registrant and Nortel Dasa Network Systems GmbH & Co.
            KG.

  10.35**   Note and Security Agreement dated as of December 18, 1997 between the Registrant and
            NationsBanc Leasing Corporation.

  10.36**   Amendment of Lease dated as of September 30, 1997 between the Registrant and Hudson
            Telegraph (reference is hereby made to Exhibit 10.14).

  10.37     Intentionally omitted.

  10.38**   Lease Agreement dated July 29, 1996 between the Registrant and Telecommunications
            Finance Group.

  10.39**   Promissory Note issued by Christopher E. Edgecomb in favor of the Registrant dated
            November 26, 1997.

  10.40**   Stock Pledge Agreement dated November 26, 1997 between the Registrant and Christopher E.
            Edgecomb.

  10.41**   Commercial Lease dated October 31, 1997 between the Registrant and Prinzenpark GbR.

  10.42**   Commercial Lease dated October 9, 1997 between the Registrant and WSL Weststadt
            Liegenschafts GmbH.

  10.43**   Office Lease between the Registrant and Airport-Center KGHP Gewerbeban GmbH & Cie.

  10.44**   Lease dated November 19, 1997 between the Registrant and DIFA Deutsche Immobilien Fonds
            Aktiengesellschaft.

  21.1***   Subsidiaries of the Registrant.

  23.1      Consent of Arthur Andersen LLP, Independent Accountants.

  23.2      Consent of Riordan & McKinzie (contained in Exhibit 5.1).

  24.1**    Power of Attorney.

  27.1**    Financial Data Schedule.

------------------------

  + Filed as an exhibit to the Company's Registration Statement on Form S-1
    (Registration No. 333-21325) on February 7, 1997 and incorporated by reference herein.

 ++ Filed as an exhibit to Amendment No. 1 to the Company's Registration
    Statement on Form S-1 (Registration No. 333-21325) on May 16, 1997 and incorporated by reference herein.

+++ Filed as an exhibit to Amendment No. 2 to the Company's Registration
    Statement on Form S-1 (Registration No. 333-21325) on May 29, 1997 and incorporated by reference herein.

  * Filed on December 15, 1997 as an exhibit to the Company's Current Report on Form 8-K (File No. 000-22581) and incorporated by reference herein.

 ** Filed as an exhibit to the Company's Registration Statement on Form S-1
    (Registration No. 333-48559) on March 24, 1998 and incoroporated by reference herein.

 ***Filed as an exhibit to the Company's Annual Report on Form 10-K (File No.
    000-22581) on March 31, 1998 and incorporated by reference herein.